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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 30, 2001


                              Greater Bay Bancorp
            (Exact name of registrant as specified in its charter)



           California                                           77-0387041
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                           identification number)


                       Commission file number:  0-25034


                            2860 West Bayshore Road
                          Palo Alto, California 94303
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (650) 813-8200

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Item 5.  Other Events.

     On March 30, 2001, Greater Bay Bancorp (the "Registrant") consummated its acquisition of CAPCO Financial Company, Inc. ("CAPCO") pursuant to a Stock Purchase Agreement, dated as of March 14, 2001 (the "Agreement"), providing for the acquisition by the Registrant of all of the outstanding capital stock of CAPCO (the "Acquisition"). Immediately following the Acquisition, CAPCO merged with and into the Registrant and the Registrant sold and contributed all of the assets of CAPCO to Cupertino National Bank, a subsidiary of the Registrant. As a result, CAPCO Financial Company currently operates as a division of Cupertino National Bank.

     The Registrant issued a press release announcing completion of the Acquisition on April 2, 2001. The title and paragraphs one, three and six of the press release, which appear as part of Exhibit 99.1, are filed and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

Exhibits
--------

2.1 Stock Purchase Agreement, dated as of March 14, 2001, by and among Greater Bay Bancorp, CAPCO Financial Company, Inc. and the shareholders thereof (incorporated by reference from the Registrant's Current Report on Form 8-K filed March 15, 2001)

99.1     Press Release issued April 2, 2001

Item 9.  Regulation FD Disclosure

     Paragraphs two, four and five of the press release appearing in Exhibit
99.1 are not filed but are furnished pursuant to Regulation FD.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Greater Bay Bancorp
                                (Registrant)


Dated: April 2, 2001            By: /s/ Linda M. Iannone
                                    --------------------
                                    Linda M. Iannone
                                    Senior Vice President and General
                                    Counsel

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                                 Exhibit Index
                                 -------------

2.1 Stock Purchase Agreement, dated as of March 14, 2001, by and among Greater Bay Bancorp, CAPCO Financial Company, Inc. and the shareholders thereof (incorporated by reference from the Registrant's Current Report on Form 8-K filed March 15, 2001)

99.1   Press Release issued April 2, 2001

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